EXHIBIT 99.1

Team, Inc. Reports FY2013 Results; Provides FY2014 Guidance

SUGAR LAND, Texas, Aug. 6, 2013 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced financial results for the fiscal year ending May 31, 2013. Team reported earnings, adjusted for non-routine items, of $32.8 million ($1.55 per diluted share), versus adjusted net income of $34.5 million ($1.67 per diluted share) for the prior year. Revenues for the year ended May 31, 2013, were $714 million, a 15% increase compared to revenues of $624 million for the prior year. Fourth quarter revenues and adjusted earnings were $201 million and $11.5 million ($0.54 per diluted share), respectively.

"While our fourth quarter and full year results were consistent with our revised earnings guidance issued in May 2013, we are disappointed that fiscal 2013 was only a 'near-best' year for Team and not a 'new-best' year," said Phil Hawk, Team's Chairman and Chief Executive Officer. "We are pleased with our overall revenue growth for the year and quarter, but our expectation for fiscal 2014 is to rebalance our resources and restore the operating leverage that is inherent in our business, while continuing our history of double digit revenue growth."

Highlights and Other Financial Data for Fourth Quarter

  Total revenue growth of $91 million for the year, up 15%.
  Total inspection and assessment revenues up 20% for the quarter and up 29% for the year.
  Operating income was 9.5% of revenue for the quarter and 7.8% for the year.
  Capital expenditures were $7 million for the quarter and $26 million for the year.
  Adjusted EBITDA was $25.2 million (12.5% of revenue) for the quarter and $79.2 million (11% of revenue) for the year.
  Net debt (debt less cash) of $39 million at May 31, 2013, with net debt to Adjusted EBITDA ratio of 0.5 to 1.0.
  On June 24, 2013, announced the new alignment of operations around three business groups—Inspection and Heat Treating Services ($381 million in FY 2013 revenues), Mechanical Services ($276 million in FY 2013 revenues) and Quest Integrity Group ($57 million in FY 2013 revenues).
  On July 25, 2013, announced the acquisition of Global Ascent, Inc., a leading provider of industrial rope access services.

GAAP Earnings

Team's net income available to shareholders reported in accordance with generally accepted accounting principles (including non-routine items) was $32.4 million ($1.53 per diluted share) as compared to $32.9 million ($1.59 per diluted share) in the prior year. Certain non-routine items have been excluded when arriving at adjusted earnings. A reconciliation of net income, reported in accordance with generally accepted accounting principles, to adjusted net income is contained in the tables below.

Earnings Guidance for Fiscal Year 2014

Team expects its revenues for the fiscal year ending May 31, 2014 to be in the range of $775 million to $800 million. For the same time period, net income available to shareholders is expected to be in a range of $1.90 to $2.05 per fully diluted share. Consistent with its past practice, Team does not provide specific guidance for individual quarters.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Wednesday, August 7, 2013 at 8:00 a.m. Central Time (9:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 866-543-6403 and use conference code  31736470 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended May 31,		Twelve Months Ended May 31,
	2013	2012	2013	2012

Revenues	$ 201,196	$ 187,851	$ 714,311	$ 623,740
Operating expenses	139,122	124,296	501,346	428,689
Gross margin	62,074	63,555	212,965	195,051

Selling, general and administrative expenses	43,075	39,621	158,355	139,737
Earnings from unconsolidated affiliates	130	272	992	1,183
Operating income	19,129	24,206	55,602	56,497

Foreign currency loss (gain)	26	(105)	943	(31)
Interest expense, net	715	611	2,734	2,380
Write down of property costs	--	1,658	--	1,658
Earnings before income taxes	18,388	22,042	51,925	52,490

Provision for income taxes	6,802	8,156	19,211	19,422
Net income	11,586	13,886	32,714	33,068

Less: Income attributable to non-controlling interest	112	122	278	157
Net income available to common shareholders	$ 11,474	$ 13,764	$ 32,436	$ 32,911

Earnings per common share:
Basic	$ 0.56	$ 0.69	$ 1.61	$ 1.67
Diluted	$ 0.54	$ 0.66	$ 1.53	$ 1.59

Weighted average number of shares outstanding:
Basic	20,498	19,838	20,203	19,667
Diluted	21,384	20,804	21,166	20,660

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended May 31,		Twelve Months Ended May 31,
	2013	2012	2013	2012
Adjusted Net income:
Net income available to common shareholders	$ 11,474	$ 13,764	$ 32,436	$ 32,911
Write down of property costs	--	1,658	--	1,658
Venezuelan currency devaluation	--	--	597	--
Legal settlement	--	--	--	800
Tax impact of adjustments	--	(613)	(221)	(913)
Adjusted Net income	$ 11,474	$ 14,809	$ 32,812	$ 34,456

Adjusted Net income per common share:
Basic	$ 0.56	$ 0.75	$ 1.62	$ 1.75
Diluted	$ 0.54	$ 0.71	$ 1.55	$ 1.67

Adjusted EBITDA:
Operating income ("EBIT")	$ 19,129	$ 24,206	$ 55,602	$ 56,497
Legal settlement	--	--	--	800
Adjusted EBIT	19,129	24,206	55,602	57,297
Depreciation and amortization	5,210	4,556	19,664	17,469
Non-cash share-based compensation costs	909	867	3,931	4,386
Adjusted EBITDA	$ 25,248	$ 29,629	$ 79,197	$ 79,152

Business group revenues:
TCM
Inspection and Heat Treating	$ 108,146	$ 94,091	$ 380,518	$ 314,408
Quest Integrity	17,701	16,139	57,433	40,422
	125,847	110,230	437,951	354,830
TMS	75,349	77,621	276,360	268,910
	$ 201,196	$ 187,851	$ 714,311	$ 623,740

Revenues by service type:
Inspection and Assessment	$ 94,470	$ 78,981	$ 338,343	$ 262,523
Turnaround	69,042	69,467	231,916	215,908
On-stream	37,684	39,403	144,052	145,309
	$ 201,196	$ 187,851	$ 714,311	$ 623,740

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
MAY 31, 2013 AND MAY 31, 2012
(in thousands)

	May 31, 2013	May 31, 2012

Current assets	$ 246,918	$ 218,675

Property, plant and equipment, net	74,939	62,041

Other non-current assets	138,346	123,072

Total assets	$ 460,203	$ 403,788

Current liabilities	$ 72,804	$ 61,656

Long term debt net of current maturities	72,946	85,872

Other non-current liabilities	22,263	11,259

Stockholders' equity	292,190	245,001

Total liabilities and stockholders' equity	$ 460,203	$ 403,788

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
(in thousands)

	Twelve Months Ended May 31,
	2013	2012

Net income	$ 32,714	$ 33,068

Depreciation, amortization and non-cash share based compensation expense	23,595	21,855

Working capital changes	(3,121)	(18,260)

Other items affecting operating cash flow	5,455	(11)

Net cash provided by operating activities	$ 58,643	$ 36,652

Capital expenditures	(26,068)	(23,924)

Cash used for business acquisitions, net	(18,589)	(19,351)

Other items affecting investing cash flow	1,758	1,011

Net cash used in investing activities	$ (42,899)	$ (42,264)

Borrowings (repayment) of debt, net	(13,600)	11,673

Cash associated with share-based payment arrangements, net	9,737	3,662

Net cash provided (used) by financing activities	$ (3,863)	$ 15,335

Effect of exchange rate changes	(157)	(1,324)

Change in cash and cash equivalents	$ 11,724	$ 8,399
CONTACT: Ted W. Owen
         (281) 331-6154